UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 27, 2011

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 27, 2011, Rosetta Stone Inc. (the “Company”) filed its New York Stock Exchange (“NYSE”) Domestic Company Section 303A Annual Written Affirmation (the “Written Affirmation”) and notified the NYSE of noncompliance with certain sections of the New York Stock Exchange Listed Company Manual (“NYSE Listed Company Manual”).  The Written Affirmation disclosed, pursuant to Sections 303A-04, 303A-05 and 303A-09 of the NYSE Listed Company Manual, respectively, that the charter of the Nominations and Corporate Governance Committee, the charter of the Compensation Committee and the Corporate Governance Guidelines are available on the Company’s corporate website at www.rosettastone.com.  The availability of these website postings was inadvertently not disclosed in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 15, 2011 (the “Proxy Statement”).  The Company will state in its 2012 Proxy Statement that these documents are available on its website.  In addition, pursuant to Section 303A-07(a) of the NYSE Listed Company Manual, the Written Affirmation disclosed that, the Company’s board of directors determined on February 24, 2011 that the service of Mr. Patrick W. Gross on more than three public company audit committees will not impair his ability to effectively serve on the Company’s Audit Committee.  This action was inadvertently not disclosed in the Proxy Statement and disclosure of any such board decision regarding a director’s service on multiple public company audit committees will be provided in the 2012 Proxy Statement of the Company, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2011

By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	General Counsel and Secretary